UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2008

Commission File No.:    001-13387

AEROCENTURY CORP.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	94-3263974
(State or Other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, CA 94010	94010
(Address of principal executive offices)	(Zip Code)

(650) 340-1888
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02(a)          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the year-end audit of the 2007 consolidated financial results of AeroCentury Corp. (the "Company"), the Audit Committee and the Company determined that two $450,000 non-contingent termination payments due from a lessee under two leases terminating in October 2007 and February 2008, respectively, should have been recognized as operating lease revenue ratably over the three year terms of the leases.  As a result of this timing difference, operating lease revenue has been understated during the previously reported periods covered by the leases.

Accordingly, on February 14, 2008, the Board of Directors of the Company, in consultation with management of the Company and the Company's independent registered public accounting firm, BDO Seidman, LLP, determined that the Company's previously issued consolidated financial statements for the years ended December 31, 2004, 2005, and 2006, and the quarters ended March 31, 2005, June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006, September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007 should no longer be relied upon because of the error in these consolidated financial statements.  The consolidated financial statements for the years ended December 31, 2004 and 2005 were audited by PricewaterhouseCoopers LLP, and the consolidated financial statements for the year ended December 31, 2006 were audited by BDO Seidman, LLP.

The Company believes that the error was inadvertent and unintentional.  Upon becoming aware of this issue, the Company initiated a review of its internal controls and processes with respect to lease revenue recognition to determine what changes, if any, are required to prevent recurrence of this type of error.

The previously issued financial statements for the periods that are required to be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 will be restated to reflect the ratable recognition of the operating lease revenue from the two lease termination payments. The Company intends to file these restated financial statements in a subsequent Current Report on Form 8-K. The adjustments to be made will not change the aggregate amount of operating lease revenue recognized from the two lease termination payments, and will only change the timing of the recognition of such revenue. The adjustments will result in the financial statements for the periods being restated showing higher operating lease revenue, income before tax provision, income tax expense, net income, earnings per share, accrued (deferred) rent receivable, deferred tax liabilities, and retained earnings than were previously reported.  The adjustments will not have any impact on the Company's cash balances.

The Company's Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with the Company's independent registered public accounting firm, BDO Seidman, LLP.

AEROCENTURY CORP.

Date: February 19, 2008	By:	/s/ Neal D. Crispin

Title: President